As filed with the Securities and Exchange Commission on October 16, 2002

Registration No. 333-_____________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
____________

PEOPLESOFT, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	68-0137069 (I.R.S. Employer Identification No.)

4460 Hacienda Drive
Pleasanton, California 94588
(Address of Principal Executive Offices) (Zip Code)

AMENDED AND RESTATED 1989 STOCK PLAN
(Full title of the Plan)

Craig A. Conway
President and Chief Executive Officer
PeopleSoft, Inc.
4460 Hacienda Drive, Pleasanton, California 94588
(Name and Address of Agent for Service)
(925) 694-3000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price	Aggregate	Amount of
Title of Securities to be Registered	Registered(1)	per Share(2)	Offering Price(2)	Registration Fee

Common Stock, par value $0.01 per share, to be issued under the Amended and Restated 1989 Stock Plan	15,283,103 shares	$15.97	$244,071,155	$22,455

(1)	For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement is the number of additional shares authorized to be issued under the Amended and Restated 1989 Stock Plan. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “1933 Act”), this Registration Statement also covers shares issued pursuant to antidilution provisions set forth in the Amended and Restated 1989 Stock Plan.

(2)	Estimated in accordance with Rule 457(h) and 457(c) under the 1933 Act, solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on October 11, 2002, as the exercise prices for the options to be granted in the future and the prices at which shares will be purchased in the future are not currently determinable.

INTRODUCTION

     This Registration Statement on Form S-8 (this “Registration Statement”) is filed by PeopleSoft, Inc., a Delaware corporation (the “Registrant”), relating to 15,283,103 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable to eligible employees of the Registrant under the Registrant’s Amended and Restated 1989 Stock Plan (the “1989 Plan”). On July 22, 1996, the Registrant filed a Registration Statement on Form S-8 (Registration No. 333-08575) with the Securities and Exchange Commission (the “SEC”) relating to shares of Common Stock issuable to eligible employees of the Registrant under the 1989 Plan, as amended by Amendment No. 1 to Form S-8 Registration Statement filed on April 19, 2002 (Registration No. 333-46998) (as amended, the “Prior Registration Statement”). The Prior Registration Statement is currently effective. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities.

     The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the SEC on March 25, 2002.

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, as filed with the SEC on May 9, 2002, as amended by the Form 10-Q/A, as filed with the SEC on May 13, 2002.

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, as filed with the SEC on August 13, 2002.

(d)	The Registrant’s Current Reports on Form 8-K as filed with the SEC on April 9, 2002, June 6, 2002 and August 13, 2002.

(e)	The Registrant’s Registration Statement on Form S-8 (Registration No. 333-08575), as filed with the SEC on July 22, 1996, and as amended by Amendment No. 1 to Form S-8 Registration Statement (Registration No. 333-46998), as filed with the SEC on April 19, 2002.

(f)	The description of the Registrant’s Common Stock to be offered hereby contained in the Registrant’s Registration Statement on Form 8-A dated October 7, 1992, including any amendment or report filed for the purpose of updating such description.

(g)	The description of the Registrant’s Preferred Share Purchase Rights contained in its Registration Statement on Form 8-A/A filed with the Commission on March 25, 1998, including any amendment or report filed for the purpose of updating such description.

     All documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

INFORMATION REGARDING FINANCIAL STATEMENTS
INCORPORATED BY REFERENCE INTO THIS
REGISTRATION STATEMENT

     On June 5, 2002, the Registrant filed a Form 8-K reporting that on that date it had terminated its relationship with Arthur Andersen LLP (“Arthur Andersen”) as its independent public accountants, and engaged KPMG LLP to serve as its independent public accountants for fiscal year 2002. The Registrant’s consolidated balance sheets for the years ended December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the fiscal years then ended, which are incorporated by reference in this Registration Statement, were audited by Arthur Andersen. Because Arthur Andersen is no longer licensed to practice public accounting in the state of California, the Registrant has been unable to obtain Arthur Andersen’s consent to incorporate by reference in this registration statement their report with respect to those audited financial statements. Under these circumstances, Rule 437a under the Securities Act of 1933, as amended (the “1933 Act”), permits the Registrant to file this Registration Statement without such consent. The absence of such consent may limit recovery by investors on certain claims, including without limitation, the ability of investors to assert claims against Arthur Andersen under Section 11 of the 1933 Act for any untrue statements of a material fact contained, or any omissions to state a material fact required to be stated, in those audited financial statements. In addition, the ability of Arthur Andersen to satisfy any claims (including claims arising from Arthur Andersen’s provision of auditing and other services to the Registrant) may be limited.

Exhibits

Exhibit Number	Exhibit

5.1	Opinion and consent of Counsel as to legality of securities being registered.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Arthur Andersen LLP, Independent Public Accountants (omitted pursuant to Rule 437a; see “Information Regarding Financial Statements Incorporated by Reference into this Registration Statement”)
23.3	Consent of Counsel (contained in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this Registration Statement)

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SIGNATURES

     Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on this 14th day of October, 2002.

PEOPLESOFT, INC.

By: /s/ KEVIN T. PARKER Kevin T. Parker Executive Vice President, Finance and Administration, Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of PeopleSoft, Inc., a Delaware corporation, do hereby constitute and appoint Craig A. Conway, Kevin T. Parker and Anne S. Jordan, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

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     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID A. DUFFIELD David A. Duffield	Chairman of the Board of Directors	October 14, 2002

/s/ CRAIG A. CONWAY Craig A. Conway	President, Chief Executive Officer and Director (Principal Executive Officer and Director)	October 14, 2002

/s/ KEVIN T. PARKER Kevin T. Parker	Executive Vice President, Finance and Administration, Chief Financial Officer (Principal Financial and Accounting Officer)	October 14, 2002

/s/ A. GEORGE BATTLE A. George Battle	Director	October 14, 2002

/s/ ANEEL BHUSRI Aneel Bhusri	Director	October 14, 2002

/s/ FRANK J. FANZILLI, JR. Frank J. Fanzilli, Jr.	Director	October 14, 2002

/s/ STEVEN D. GOLDBY Steven D. Goldby	Director	October 14, 2002

/s/ CYRIL J. YANSOUNI Cyril J. Yansouni	Director	October 14, 2002

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EXHIBIT INDEX

Exhibit Number	Exhibit

5.1	Opinion and consent of Counsel as to legality of securities being registered.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Arthur Andersen LLP, Independent Public Accountants (omitted pursuant to Rule 437a; see “Information Regarding Financial Statements Incorporated by Reference into this Registration Statement”)
23.3	Consent of Counsel (contained in Exhibit 5.1)
24.1	Power of Attorney(included on the signature page of this Registration Statement)